UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2005

GRANITE CONSTRUCTION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Election of Director

     On February 10, 2005 at a special telephonic meeting of the Board of Directors of Granite Construction Incorporated, by recommendation of the Nominating and Corporate Governance Committee, Gary M. Cusumano was elected as a director of Granite and to the class whose term expires at the Annual Meeting of Shareholders in 2005. It is not yet determined on which committees Mr. Cusumano will serve.

     It was determined that Mr. Cusumano meets the requirements of applicable law and the listing standards of the New York Stock Exchange with respect to independence and financial literacy.

Item 5.03. Amendment to Bylaws

     At the special telephonic meeting of the Board on February 10, 2005, effective immediately, Article III, Section 9, of Granite’s Bylaws was amended by resolution of the Board. The new provision provides that the position of Presiding Director will be filled only by a majority vote of the Directors and chosen Directors will hold such position for a two-year term. Previously the provision provided that the position rotate on an annual basis among the members of the Board.

Item 9.01. Exhibits

(c) Exhibits. The following exhibit is attached hereto and filed herewith:

Exhibit
Number	Exhibit Title
3.2	Amended Bylaws of Granite Construction Incorporated effective February 10, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

Date: February 10, 2005	By:

William E. Barton
Senior Vice President and
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Number	Document
3.2	Amended Bylaws of Granite Construction Incorporated effective February 10, 2005

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